EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of VGTel,   Inc. (the “Company”)  certifies, pursuant to his or her knowledge, that the Company's Quarterly Report on Form 10-QSB for the three and nine month period ended  December 31,   2007 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that the information contained in that Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Ron Kallus
President and Chief Executive Officer
Chief Accounting Officer
Chief Financial Officer

February  11, 2008